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                                                                 EXHIBIT 10.13.2

                              SECOND AMENDMENT TO
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                         EXECUTIVE LIFE INSURANCE PLAN
                         -----------------------------
                          OF H. F. AHMANSON & COMPANY
                          ---------------------------

          The Executive Life Insurance Plan of H. F. Ahmanson & Company, adopted effective as of January 1, 1989 (the "Plan"), and amended effective as of January 1, 1994, is hereby amended as follows, effective as of February 6, 1996.

                                      I.

          Section 5.3 of the Plan is hereby amended to read as follows:

          "5.3 Change in Control.  Upon dissolution or liquidation of the
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Sponsor or upon a reorganization, merger or consolidation of the Sponsor with one or more corporations as a result of which the Sponsor is not the surviving corporation, or upon the sale of all or substantially all the assets of the Sponsor, the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Sponsor under the Plan by the Sponsor's successor(s) in interest.

          For purposes of this Plan the term "Change in Control" shall mean:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Sponsor (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Sponsor entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this
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clause (i), the following acquisitions shall not constitute a Change in Control:
(w) any acquisition directly from the Sponsor, (x) any acquisition by the Sponsor, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Sponsor or any corporation controlled by the Sponsor or (z) any acquisition by any corporation pursuant to a
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transaction which complies with clauses (A), (B) and (C) of clause (iii) of this
Section 5.3(a); or

               (ii) individuals who, as of the date hereof, constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a
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director subsequent to the date hereof whose election, or nomination for election by the Sponsor's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Sponsor (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Sponsor or all or substantially all of the Sponsor's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Sponsor or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except

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to the extent that such ownership existed prior to the Business Combination and
(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the stockholders of the Sponsor of a complete liquidation or dissolution of the Sponsor."


          IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed this 18th day of March 1997, effective as of February 6, 1996.

                                H. F. AHMANSON & COMPANY


                                By /s/ Madeleine Kleiner
                                   -------------------------------------
                                  Title: Senior Executive Vice President

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